Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-167091 of Dynegy Inc. on Form S-8 of our report dated June 22, 2011, relating to the financial statements and supplemental schedule of the Dynegy Northeast Generation, Inc. Savings Incentive Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2010.

/s/ McConnell & Jones LLP
Houston, Texas
June 22, 2011

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